Exhibit 99

Snap-on Announces Fourth Quarter and Full Year 2011 Results

Fourth quarter diluted EPS of $1.27 up 28.3% year over year;
Operating earnings of $125.9 million in the quarter up 29.9% from 2010 levels;
Fourth-quarter sales of $736.6 million up 5.7% year over year

KENOSHA, Wis.--(BUSINESS WIRE)--February 2, 2012--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced 2011 operating results for the fourth quarter and full year.

  Sales of $736.6 million in the quarter increased $39.7 million, or 5.7%, from 2010 levels; excluding $1.5 million of unfavorable foreign currency translation, organic sales increased 5.9%.
  Operating earnings before financial services of $103.8 million in the quarter increased 18.6% from 2010 levels and, as a percentage of sales, improved 150 basis points to 14.1% from 12.6% last year.
  Consolidated operating earnings of $125.9 million in the quarter increased 29.9% from 2010 levels, including $12.7 million of higher earnings from financial services. As a percentage of revenues (net sales plus financial services revenue), operating earnings improved 280 basis points to 16.3% from 13.5% last year.
  The effective income tax rate for the 2011 fourth quarter was 33.0%; the fourth quarter 2010 effective income tax rate was 30.1%.
  Net earnings of $74.3 million, or $1.27 per diluted share, for the fourth quarter of 2011 increased $16.4 million, or $0.28 per diluted share, from $57.9 million, or $0.99 per diluted share, a year ago.
  Full year 2011 sales of $2.85 billion increased 9.0% from prior year levels. Full year 2011 net earnings were $276.3 million, or $4.71 per diluted share. Excluding a previously disclosed $18.0 million pretax ($11.1 million after tax or $0.19 per diluted share) arbitration settlement gain, full year 2011 net earnings were $265.2 million, or $4.52 per diluted share, as compared to $186.5 million, or $3.19 per diluted share, last year.

“Our fourth quarter results extend our ongoing trend of year-over-year increases in sales and earnings,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “We believe they once again offer clear testimony to the continued advancements we’re making along our defined runways for coherent growth, which are those strategic areas of importance we have identified as being decisive to our future: enhancing the franchise network, expanding in the vehicle repair garage, extending into critical industries, and building in emerging markets. We further believe our fourth quarter and full year 2011 performance underscores our commitment to the Snap-on Value Creation Processes, which has enabled us to further navigate our runways for improvement in the crucial areas of safety, quality, customer connection, innovation and rapid continuous improvement (RCI) and has fueled our ongoing trend of increasing profitability. Finally, our encouraging results for both the fourth quarter and full year of 2011 reflect significant effort and achievement across our entire company; I thank all our franchisees and associates worldwide for their dedication to Snap-on and for their ongoing contributions and commitment to our team.”

Segment Results

Commercial & Industrial Group segment sales of $295.4 million in the fourth quarter increased $13.9 million, or 4.9%, from 2010 levels, including $0.2 million from favorable foreign currency translation.

Operating earnings of $33.0 million in the period compared with $35.4 million last year. As a percentage of sales, operating earnings of 11.2% in the quarter compared with 12.6% a year ago. Restructuring costs in the quarter were $2.7 million higher than prior-year levels.

Snap-on Tools Group segment sales of $292.8 million in the fourth quarter rose $24.6 million, or 9.2%, from 2010 levels; excluding $0.3 million of unfavorable foreign currency translation, organic sales for the Group increased 9.3%.

Operating earnings of $39.6 million in the period were up $13.8 million from 2010 levels. As a percentage of sales, operating earnings of 13.5% in the quarter increased from 9.6% a year ago. Restructuring costs in the quarter were $4.3 million lower than prior-year levels.

Repair Systems & Information Group segment sales of $236.5 million in the fourth quarter increased $4.7 million, or 2.0%, from 2010 levels; excluding $0.9 million of unfavorable foreign currency translation, organic sales rose 2.4%.

Operating earnings of $49.2 million in the period increased $3.5 million from 2010 levels. As a percentage of sales, operating earnings of 20.8% in the quarter compared with 19.7% a year ago.

Financial Services operating earnings were $22.1 million on $35.5 million of revenue in the fourth quarter of 2011, as compared to operating earnings of $9.4 million on $21.5 million of revenue a year ago. The higher revenues and operating earnings in the fourth quarter of 2011 primarily reflects the continued growth of the on-book finance portfolio.

Corporate expenses of $18.0 million in the fourth quarter of 2011 compared to $19.4 million last year.

Outlook

In 2012, Snap-on believes that it will continue to further capitalize on its defined runways for coherent growth, which include enhancing its mobile tool distribution network, expanding in the vehicle repair garage, extending to critical industries and building in emerging markets. In pursuit of these strategic initiatives, Snap-on anticipates that capital expenditures in 2012 will be in a range of $60 million to $70 million. Restructuring expenses in 2012 will include an estimated $6 million to $8 million charge in the second quarter of 2012 associated with the settlement of a pension plan related to the 2011 closure of the Newmarket, Canada, facility; pension expense in 2012, exclusive of this charge, is expected to be comparable with 2011 levels. Snap-on anticipates that its full year 2012 effective income tax rate will approximate 33.5%.

Conference Call and Webcast February 2, 2012, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, February 2, 2012, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation, aerospace, agriculture, construction, government and military, mining, natural resources and power generation. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $2.9 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 1, 2011, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Fourth Quarter		Full Year
	2011	2010	2011	2010

Net sales	$736.6	$696.9	$2,854.2	$2,619.2
Cost of goods sold	(400.8)	(378.4)	(1,516.3)	(1,408.1)
Gross profit	335.8	318.5	1,337.9	1,211.1
Operating expenses	(232.0)	(231.0)	(953.7)	(894.1)
Operating earnings before financial services	103.8	87.5	384.2	317.0

Financial services revenue	35.5	21.5	124.3	62.3
Financial services expenses	(13.4)	(12.1)	(51.4)	(47.9)
Operating earnings from financial services
before arbitration settlement	22.1	9.4	72.9	14.4
Arbitration settlement	-	-	18.0	-
Operating earnings from financial services	22.1	9.4	90.9	14.4

Operating earnings	125.9	96.9	475.1	331.4
Interest expense	(13.5)	(14.1)	(61.2)	(54.8)
Other income (expense) – net	(1.0)	0.6	(1.0)	0.8
Earnings before income taxes and equity earnings	111.4	83.4	412.9	277.4
Income tax expense	(36.2)	(24.5)	(133.7)	(87.6)
Earnings before equity earnings	75.2	58.9	279.2	189.8
Equity earnings, net of tax	0.9	0.9	4.6	3.2
Net earnings	76.1	59.8	283.8	193.0
Net earnings attributable to noncontrolling interests	(1.8)	(1.9)	(7.5)	(6.5)
Net earnings attributable to Snap-on Inc.	$74.3	$57.9	$276.3	$186.5

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.28	$0.99	$4.75	$3.22
Diluted	1.27	0.99	4.71	3.19

Weighted-average shares outstanding:
Basic	58.2	58.2	58.2	58.0
Effect of dilutive options	0.5	0.5	0.5	0.4
Diluted	58.7	58.7	58.7	58.4

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Fourth Quarter		Full Year
	2011	2010	2011	2010

Net sales:
Commercial & Industrial Group	$295.4	$281.5	$1,125.8	$1,048.2
Snap-on Tools Group	292.8	268.2	1,153.4	1,039.9
Repair Systems & Information Group	236.5	231.8	920.6	847.2
Segment net sales	824.7	781.5	3,199.8	2,935.3
Intersegment eliminations	(88.1)	(84.6)	(345.6)	(316.1)
Total net sales	$736.6	$696.9	$2,854.2	$2,619.2
Financial Services revenue	35.5	21.5	124.3	62.3
Total revenues	$772.1	$718.4	$2,978.5	$2,681.5

Operating earnings:
Commercial & Industrial Group	$33.0	$35.4	$123.4	$116.9
Snap-on Tools Group	39.6	25.8	158.5	114.0
Repair Systems & Information Group	49.2	45.7	184.7	164.4
Financial Services*	22.1	9.4	90.9	14.4
Segment operating earnings	143.9	116.3	557.5	409.7
Corporate	(18.0)	(19.4)	(82.4)	(78.3)
Operating earnings	$125.9	$96.9	$475.1	$331.4
Interest expense	(13.5)	(14.1)	(61.2)	(54.8)
Other income (expense) – net	(1.0)	0.6	(1.0)	0.8
Earnings before income taxes
and equity earnings	$111.4	$83.4	$412.9	$277.4

* Financial Services' operating earnings for the full year 2011 includes an $18.0 million pretax gain from a second quarter 2011 arbitration settlement.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

		Fourth Quarter		Full Year
		2011	2010	2011	2010
AS REPORTED
	Net sales	$736.6	$696.9	$2,854.2	$2,619.2
	Financial services revenue	35.5	21.5	124.3	62.3
	Total revenues	$772.1	$718.4	$2,978.5	$2,681.5

PRO FORMA INFORMATION

1)	Operating earnings
	As reported	$125.9	$96.9	$475.1	$331.4
	Less: Arbitration settlement gain	-	-	(18.0)	-
	Excluding arbitration settlement gain	$125.9	$96.9	$457.1	$331.4

	Operating earnings as a percentage of total revenues
	As reported	16.3%	13.5%	16.0%	12.4%
	Excluding arbitration settlement gain	16.3%	13.5%	15.3%	12.4%

2)	Arbitration settlement gain
	As reported	$-	$-	$18.0	$-
	Income tax expense	-	-	(6.9)	-
	Arbitration settlement gain, net of tax	$-	$-	$11.1	$-

	Weighted-average shares outstanding - Diluted	58.7	58.7	58.7	58.4

	Diluted EPS - Arbitration settlement gain	$-	$-	$0.19	$-

3)	Net earnings attributable to Snap-on Incorporated
	As reported	$74.3	$57.9	$276.3	$186.5
	Less: Arbitration settlement gain, net of tax	-	-	(11.1)	-
	Excluding arbitration settlement gain	$74.3	$57.9	$265.2	$186.5

4)	Diluted EPS
	As reported	$1.27	$0.99	$4.71	$3.19
	Less: Diluted EPS - Arbitration settlement gain	-	-	(0.19)	-
	Excluding arbitration settlement gain	$1.27	$0.99	$4.52	$3.19

Snap-on is providing the above reconciliations of non-GAAP financial measures (excluding the $18.0 million pretax arbitration settlement gain recorded in the second quarter of 2011) as management believes that these non-GAAP measures provide a more meaningful year-over-year comparison of the company's 2011 operating performance.

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Fiscal Year End
	2011	2010

Assets
Cash and cash equivalents	$185.6	$572.2
Trade and other accounts receivable – net	463.5	443.3
Finance receivables – net	277.2	215.3
Contract receivables – net	49.7	45.6
Inventories – net	386.4	329.4
Deferred income tax assets	92.6	87.0
Prepaid expenses and other assets	75.7	72.7
Total current assets	1,530.7	1,765.5

Property and equipment – net	352.9	344.0
Deferred income tax assets	125.2	91.5
Long-term finance receivables – net	431.8	345.7
Long-term contract receivables – net	165.1	119.3
Goodwill	795.8	798.4
Other intangibles – net	188.3	192.8
Other assets	83.1	72.2
Total Assets	$3,672.9	$3,729.4

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$16.2	$216.0
Accounts payable	124.6	146.1
Accrued benefits	48.8	45.0
Accrued compensation	91.0	86.7
Franchisee deposits	47.3	40.4
Other accrued liabilities	255.9	346.9
Total current liabilities	583.8	881.1

Long-term debt	967.9	954.8
Deferred income tax liabilities	108.1	94.4
Retiree health care benefits	52.8	59.6
Pension liabilities	317.7	246.1
Other long-term liabilities	95.3	89.0
Total Liabilities	2,125.6	2,325.0

Shareholders' Equity
Shareholders' Equity attributable to Snap-on Inc.
Common stock	67.3	67.3
Additional paid-in capital	181.4	169.2
Retained earnings	1,843.7	1,644.1
Accumulated other comprehensive loss	(174.6)	(104.8)
Treasury stock at cost	(386.9)	(387.3)
Total Shareholders' Equity attributable to Snap-on Inc.	1,530.9	1,388.5
Noncontrolling interests	16.4	15.9
Total Shareholders' Equity	1,547.3	1,404.4
Total Liabilities and Shareholders' Equity	$3,672.9	$3,729.4

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Fourth Quarter
	2011	2010

Operating activities:
Net earnings	$76.1	$59.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.5	12.1
Amortization of other intangibles	6.7	6.1
Provision for losses on finance receivables	4.6	2.4
Provision for losses on non-finance receivables	0.3	4.2
Stock-based compensation expense	7.9	4.6
Excess tax benefits from stock-based compensation	(0.6)	(0.9)
Deferred income tax provision	14.3	6.7
Loss (gain) on sale of assets	(0.1)	1.0
Changes in operating assets and liabilities:
(Increase) decrease in trade and other accounts receivable	(21.5)	(16.5)
(Increase) decrease in contract receivables	(8.2)	(15.7)
(Increase) decrease in inventories	8.3	(6.2)
(Increase) decrease in prepaid and other assets	(1.7)	(3.0)
Increase (decrease) in accounts payable	(7.5)	17.9
Increase (decrease) in accruals and other liabilities	(18.8)	(8.2)
Net cash provided by operating activities	72.3	64.3

Investing activities:
Additions to finance receivables	(132.6)	(123.1)
Collections of finance receivables	97.2	74.1
Capital expenditures	(14.6)	(28.3)
Disposal of property and equipment	0.7	0.1
Other	(0.1)	0.3
Net cash used by investing activities	(49.4)	(76.9)

Financing activities:
Proceeds from issuance of long-term debt	-	247.7
Proceeds from short-term borrowings	4.5	3.3
Repayments of short-term borrowings	(1.6)	(4.5)
Net decrease in short-term borrowings	(0.8)	(0.9)
Purchase of treasury stock	-	(8.7)
Proceeds from stock purchase and option plans	0.6	7.4
Cash dividends paid	(20.2)	(18.7)
Excess tax benefits from stock-based compensation	0.6	0.9
Other	(5.2)	(1.9)
Net cash provided (used) by financing activities	(22.1)	224.6

Effect of exchange rate changes on cash and cash equivalents	(0.9)	0.3
Increase (decrease) in cash and cash equivalents	(0.1)	212.3

Cash and cash equivalents at beginning of period	185.7	359.9
Cash and cash equivalents at end of year	$185.6	$572.2

Supplemental cash flow disclosures:
Cash paid for interest	$(0.4)	$(0.8)
Net cash paid for income taxes	(20.0)	(24.7)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Full Year
	2011	2010

Operating activities:
Net earnings	$283.8	$193.0
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	49.3	48.7
Amortization of other intangibles	25.3	24.0
Provision for losses on finance receivables	13.3	13.9
Provision for losses on non-finance receivables	12.9	20.5
Stock-based compensation expense	20.3	14.9
Excess tax benefits from stock-based compensation	(2.8)	(1.5)
Deferred income tax (benefit) provision	5.1	(18.0)
Gain on sale of assets	(0.1)	(0.2)
Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) decrease in trade and other accounts receivable	(36.8)	(56.5)
(Increase) decrease in contract receivables	(51.5)	(60.1)
(Increase) decrease in inventories	(60.9)	(55.2)
(Increase) decrease in prepaid and other assets	(35.7)	(26.1)
Increase (decrease) in accounts payable	(21.5)	26.2
Increase (decrease) in accruals and other liabilities	(72.2)	16.8
Net cash provided by operating activities	128.5	140.4

Investing activities:
Additions to finance receivables	(519.1)	(497.6)
Collections of finance receivables	356.9	245.2
Capital expenditures	(61.2)	(51.1)
Acquisitions of businesses	-	(7.7)
Disposal of property and equipment	3.7	7.9
Other	0.1	0.3
Net cash used by investing activities	(219.6)	(303.0)

Financing activities:
Proceeds from issuance of long-term debt	-	247.7
Repayment of long-term debt	(200.0)	(150.0)
Proceeds from short-term borrowings	19.7	21.8
Repayments of short-term borrowings	(17.9)	(21.8)
Net decrease in short-term borrowings	(1.2)	(0.2)
Purchase of treasury stock	(37.4)	(8.7)
Proceeds from stock purchase and option plans	25.7	23.7
Cash dividends paid	(76.7)	(71.3)
Excess tax benefits from stock-based compensation	2.8	1.5
Other	(8.7)	(7.9)
Net cash provided (used) by financing activities	(293.7)	34.8

Effect of exchange rate changes on cash and cash equivalents	(1.8)	0.6
Decrease in cash and cash equivalents	(386.6)	(127.2)

Cash and cash equivalents at beginning of year	572.2	699.4
Cash and cash equivalents at end of year	$185.6	$572.2

Supplemental cash flow disclosures:
Cash paid for interest	$(59.3)	$(55.4)
Net cash paid for income taxes	(128.8)	(118.3)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fourth Quarter		Fourth Quarter
	2011	2010	2011	2010

Net sales	$736.6	$696.9	$-	$-
Cost of goods sold	(400.8)	(378.4)	-	-
Gross profit	335.8	318.5	-	-
Operating expenses	(232.0)	(231.0)	-	-
Operating earnings before financial services	103.8	87.5	-	-

Financial services revenue	-	-	35.5	21.5
Financial services expenses	-	-	(13.4)	(12.1)
Operating earnings from financial services	-	-	22.1	9.4

Operating earnings	103.8	87.5	22.1	9.4
Interest expense	(13.3)	(13.7)	(0.2)	(0.4)
Intersegment interest income (expense) – net	9.6	7.5	(9.6)	(7.5)
Other income (expense) – net	(1.0)	0.6	-	-
Earnings before income taxes and equity earnings	99.1	81.9	12.3	1.5
Income tax expense	(31.7)	(24.5)	(4.5)	-
Earnings before equity earnings	67.4	57.4	7.8	1.5
Financial services – net earnings
attributable to Snap-on Inc.	7.8	1.5	-	-
Equity earnings, net of tax	0.9	0.9	-	-
Net earnings	76.1	59.8	7.8	1.5
Net earnings attributable to noncontrolling interests	(1.8)	(1.9)	-	-
Net earnings attributable to Snap-on Inc.	$74.3	$57.9	$7.8	$1.5

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Full Year		Full Year
	2011	2010	2011	2010

Net sales	$2,854.2	$2,619.2	$-	$-
Cost of goods sold	(1,516.3)	(1,408.1)	-	-
Gross profit	1,337.9	1,211.1	-	-
Operating expenses	(953.7)	(894.1)	-	-
Operating earnings before financial services	384.2	317.0	-	-

Financial services revenue	-	-	124.3	62.3
Financial services expenses	-	-	(51.4)	(47.9)
Operating earnings from financial services
before arbitration settlement	-	-	72.9	14.4
Arbitration settlement	-	-	18.0	-
Operating earnings from financial services	-	-	90.9	14.4

Operating earnings	384.2	317.0	90.9	14.4
Interest expense	(60.0)	(54.4)	(1.2)	(0.4)
Intersegment interest income (expense) – net	35.8	23.9	(35.8)	(23.9)
Other income (expense) – net	(1.0)	0.9	-	(0.1)
Earnings (loss) before income taxes and equity earnings	359.0	287.4	53.9	(10.0)
Income tax (expense) benefit	(113.9)	(92.2)	(19.8)	4.6
Earnings (loss) before equity earnings	245.1	195.2	34.1	(5.4)
Financial services – net earnings (loss)
attributable to Snap-on Inc.	34.1	(5.4)	-	-
Equity earnings, net of tax	4.6	3.2	-	-
Net earnings (loss)	283.8	193.0	34.1	(5.4)
Net earnings attributable to noncontrolling interests	(7.5)	(6.5)	-	-
Net earnings (loss) attributable to Snap-on Inc.	$276.3	$186.5	$34.1	$(5.4)

* Snap-on Incorporated with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fiscal Year End		Fiscal Year End
	2011	2010	2011	2010

Assets
Cash and cash equivalents	$181.1	$462.6	$4.5	$109.6
Intersegment receivables	10.8	6.7	-	-
Trade and other accounts receivable – net	463.3	434.5	0.2	8.8
Finance receivables – net	-	-	277.2	215.3
Contract receivables – net	6.5	7.9	43.2	37.7
Inventories – net	386.4	329.4	-	-
Deferred income tax assets	90.0	82.4	2.6	4.6
Prepaid expenses and other assets	78.1	74.1	0.9	0.7
Total current assets	1,216.2	1,397.6	328.6	376.7

Property and equipment – net	351.9	343.0	1.0	1.0
Investment in Financial Services	142.0	134.4	-	-
Deferred income tax assets	119.8	75.7	5.4	15.8
Long-term finance receivables – net	-	-	431.8	345.7
Long-term contract receivables – net	9.1	8.4	156.0	110.9
Goodwill	795.8	798.4	-	-
Other intangibles – net	188.3	192.8	-	-
Other assets	83.7	72.8	1.0	0.5
Total Assets	$2,906.8	$3,023.1	$923.8	$850.6

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$16.2	$216.0	$-	$-
Accounts payable	124.0	129.6	0.6	16.5
Intersegment payables	-	-	10.8	6.7
Accrued benefits	48.8	45.0	-	-
Accrued compensation	87.1	83.4	3.9	3.3
Franchisee deposits	47.3	40.4	-	-
Other accrued liabilities	229.7	218.1	31.1	132.0
Total current liabilities	553.1	732.5	46.4	158.5

Long-term debt and intersegment long-term debt	257.6	418.8	710.3	536.0
Deferred income tax liabilities	108.0	94.3	0.1	0.1
Retiree health care benefits	52.8	59.6	-	-
Pension liabilities	317.7	246.1	-	-
Other long-term liabilities	70.3	67.4	25.0	21.6
Total Liabilities	1,359.5	1,618.7	781.8	716.2

Total Shareholders' Equity attributable to Snap-on Inc.	1,530.9	1,388.5	142.0	134.4
Noncontrolling interests	16.4	15.9	-	-
Total Shareholders' Equity	1,547.3	1,404.4	142.0	134.4
Total Liabilities and Shareholders' Equity	$2,906.8	$3,023.1	$923.8	$850.6

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561